Exhibit 23

Consent of Independent Accountants




Ford Motor Company
The American Road
Dearborn, Michigan

Re:      Ford Motor Company Registration Statement
         No. 333-47735, 333-02407, 33-58785, 33-56785


We consent to the incorporation by reference in the above Registration Statement of our report dated June 23, 1998, to the Board of Directors of Ford Motor Company and Ford Microelectronics, Inc. with respect to the financial statements of the Ford Microelectronics, Inc. Salaried Retirement Savings Plan at
December 31, 1997 and 1996, and for the year ended December 31, 1997, which is included in this Annual Report on Form 11-K.




/s/Coopers & Lybrand, L.L.P.

400 Renaissance Center
Detroit, Michigan 48243
June 29, 1998